4th AMENDMENT TO

SUB-ADVISORY AGREEMENT

THIS 4th AMENDMENT TO THE SUB-ADVISORY AGREEMENT, made this 10th day of March, 2017 (the “Amendment”), is between Lincoln Investment Advisors Corporation, a Tennessee corporation (“LIAC”) and BlackRock Investment Management, LLC (“BlackRock”), a Delaware corporation.

Recitals

1.       LIAC currently serves as investment adviser to the Lincoln Variable Insurance Products Trust (the “Trust”);

2.       BlackRock currently subadvises several series of LVIP pursuant to a written subadvisory agreement dated September 21, 2012 as amended October 1, 2015, February 8, 2016 and April 21, 2016 (the “Agreement”),

3.       LIAC wishes to appoint BlackRock to serve as sub-adviser to the LVIP BlackRock Scientific Allocation Fund (the “Fund”), a series of the Trust and BlackRock and LIAC desire to amend the fee schedule (“Schedule A”) to the Agreement to add the Fund;

Representations

1.       LIAC represents and warrants that approval of this amendment has been obtained from the Trust’s Board of Trustees at an in-person meeting held December 5, 2016.

Amendment

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.       The Recitals are incorporated herein and made a part of the Agreement.

2.       The Representations are incorporated and made a part of the Agreement.

3.       Schedule A shall be deleted and replaced with the attached amended Schedule A effective as of the date hereof, to reflect the addition of the Fund to the Agreement.

4.       All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

5.       This Amendment may be executed in two or more counterparts which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the day and year first above written.

LINCOLN INVESTMENT ADVISORS CORPORATION By: /s/ Jayson R. Bronchetti Name: Jayson R. Bronchetti Title: President	BLACKROCK INVESTMENT MANAGEMENT, LLC By: /s/ Michael Ferraro Name: Michael Ferraro Title: Director Retail Financial Institutions Group